                                                         EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT





                                                                      Jurisdiction of
                                                                       incorporation              % of Voting
              NAME OF CORPORATION                                     or organization           Securities Held
- -----------------------------------------------                       ---------------           ---------------
Kronos, Inc.                                                          Delaware                        100
  Kronos (US) Inc.                                                    Delaware                        100
  Kronos International, Inc.                                          Delaware                        100
    NL Industries (Deutschland) GmbH                                  Germany                         100
      Kronos Titan-GmbH                                               Germany                         100
        Unterstutzungskasse Titan GmbH                                Germany                         100
    Kronos Chemie-GmbH                                                Germany                         100
    Kronos Europe S.A./N.V.                                           Belgium                         100
      Kronos World Services S.A./N.V.                                 Belgium                         100
      Kronos B.V.                                                     Holland                         100
    Kronos Canada, Inc.                                               Canada                          100
    2927527 Canada Inc.                                               Canada                          100
    2969157 Canada Inc.                                               Canada                          100
    Societe Industrielle Du Titane, S.A.                              France                           93
    Kronos Norge A/S                                                  Norway                          100
      Kronos Titan A/S                                                Norway                          100
      Titania A/S                                                     Norway                          100
        The Jossingfjord Manufacturing
         Company A/S                                                  Norway                          100
    Kronos Limited                                                    United Kingdom                  100
      Kronos Titanium Pigments, Ltd.
       (in liquidation)                                               United Kingdom                  100
      NL Worldwide Services, Ltd.
       (in liquidation)                                               United Kingdom                  100
  Kronos Louisiana, Inc.                                              Delaware                        100
    Louisiana Pigment Company, L.P.                                   Delaware                         50*
Rheox, Inc.                                                           Delaware                        100
  Rheox International, Inc.                                           Delaware                        100
    Bentone Sud, S.A.                                                 France                           86
    Rheox GmbH                                                        Germany                         100
      Bentone-Chemie GmbH                                             Germany                          70
    Rheox Limited                                                     United Kingdom                  100
      NL Specialty Chemicals Limited
       (in liquidation)                                               United Kingdom                  100
      Abbey Chemicals Limited                                         United Kingdom                   70
    Rheox Europe S.A./N.V.                                            Belgium                         100
  Enenco, Inc.                                                        New York                         50*





* Unconsolidated joint venture accounted for by the equity method.

                                                        EXHIBIT 21.1

                                                                      Jurisdiction of
                                                                       incorporation              % of Voting
              NAME OF CORPORATION                                     or organization           Securities Held
- -----------------------------------------------                       ---------------           ---------------
Other:
  National Lead Company                                               New Jersey                      100
  NL Industries (USA), Inc.                                           Texas                           100
  NLO, Inc.                                                           Ohio                            100
  Salem Lead Company                                                  Massachusetts                   100
  Sayre & Fisher Land Company                                         New Jersey                      100
  153506 Canada Inc.                                                  Canada                          100
  The 1230 Corporation                                                California                      100
  Titanium Pigment Corporation                                        New Jersey                      100
  United Lead Company                                                 New Jersey                      100